Exhibit 23.1
                         CONSENT OF INDEPENDENT AUDITORS


     We consent to the incorporation by reference in the Registration Statement (Form S-3 No. 333-40129 of Great Lakes REIT, Inc. and in the related Prospectus of our report dated January 29, 1998, except for Note 14 as to which the date is March 13, 1998, with respect to the consolidated financial statements and schedule of Great Lakes REIT, Inc. included in this Annual Report (Form 10-K) for the year ended December 31, 1997.



                                                     Ernst & Young LLP


Chicago, Illinois
March 30, 1998
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